Exhibit 99.1

Quanergy Announces New Strategic Collaboration with Sensata Technologies

•	New collaboration focused on a broad range of areas such as manufacturability, cost reduction, sourcing, and go-to-market strategies.

•	Strategic collaboration agreement to support accelerated time to market of Quanergy LiDAR products

•	Sensata has committed to invest in a private placement of shares (the “PIPE”) as part of Quanergy’s business combination with CITIC Capital Acquisition Corp. (NYSE: CCAC)

SUNNYVALE, CA (June 29, 2021) — Quanergy, a leading provider of next-generation OPA-based solid state LiDAR sensors, and Sensata Technologies (NYSE: ST), a leading industrial technology company and provider of sensor-rich solutions that create insight for customers, announced today a new strategic collaboration to focus on helping Quanergy bring affordable, smart LiDAR and 3D perception technologies to market. The collaboration will include Sensata providing insights to Quanergy on manufacturability, cost reduction, sourcing and go-to-market strategies.

“Sensata Technologies is an undisputed global sensing technology leader with a rich and long standing history of innovation,“ said Dr. Kevin J. Kennedy, Quanergy Chairman of the Board and Chief Executive Officer. “Automating processes in transportation and other industry verticals poses complex engineering and manufacturing challenges requiring smart sensor-rich solutions. Quanergy is excited to collaborate with Sensata to capitalize on its unique engineering and manufacturing expertise.”

In connection with the new collaboration, Sensata has also committed to invest in a private placement of shares (the “PIPE”) as part of Quanergy’s proposed business combination, announced on June 22, 2021, with CITIC Capital Acquisition Corp. (NYSE: CCAC), a special purpose acquisition company.

About Quanergy

Quanergy Systems’ mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces, and much more. Quanergy solutions are deployed by over 350 customers across the globe. For more information, please visit us at www.quanergy.com.

Important Information about the Business Combination and Where to Find It

In connection with the proposed business combination, CCAC intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4, which will include a proxy statement/prospectus. CCAC urges its investors, shareholders and other interested persons to read, when available, the proxy statement/prospectus filed with the SEC and documents incorporated by reference therein because these documents will contain important information about CCAC, Quanergy and the proposed business combination. After the registration statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of CCAC as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Shareholders of CCAC and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents in connection with CCAC’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the proposed business combination because they will contain important information about CCAC, Quanergy and the proposed business combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: CITIC Capital Acquisition Corp., 28/F CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, Attention: Fanglu Wang, telephone: +852 3710 6888. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

CCAC, Quanergy and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CCAC’s shareholders in connection with the proposed business combination. CCAC’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CCAC in CCAC’s final prospectus filed with the SEC on February 12, 2020 in connection with CCAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CCAC’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement/prospectus that CCAC intends to file with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CCAC or Quanergy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.